FOR IMMEDIATE RELEASE

Contact:  Martha Fleming, Howard Griffith
          Fidelity Southern (404) 240-1504


                         FIDELITY SOUTHERN CORPORATION
                      REPORTS 2004 SECOND QUARTER RESULTS


         ATLANTA, GA (July 19, 2004) - Fidelity Southern Corporation ("Fidelity") (NASDAQ:LION) reported that income from continuing operations for the second quarter of 2004 was $1,649,000 compared to $1,479,000 for the second quarter of 2003, an 11.5% increase. Basic and diluted earnings per share from continuing operations for the quarter ended June 30, 2004, were $.19 and $.18, respectively, compared to $.16 and $.16, respectively, for the second quarter of 2003.

         Income from continuing operations for the first half of 2004 was $3,104,000 compared to $2,341,000 for the first half of 2003, a 32.6% increase. Basic and diluted earnings per share from continuing operations for the first half of 2004 were $.35 and $.34, respectively, compared to $.26 and $.26, respectively, for the comparable period in 2003.

         Net income for the second quarter of 2004 was $1,649,000 compared to $1,652,000 for the second quarter of 2003. Basic and diluted earnings per share for the second quarter of 2004 were $.19 and $.18, respectively, compared to $.18 and $.18, respectively, for the same period in 2003.

         Net income was $3,104,000 for the first half of 2004, compared to $2,419,000 for the first half of 2003, a 28.3% increase. Basic and diluted net income per share was $.35 and $.34, respectively, for the first half of 2004 compared to $.27 and $.27, respectively, for the first half of 2003.

         Second quarter 2003 and year-to-date 2003 net income included the after tax income from discontinued operations of $173,000 and $78,000 respectively, compared to none for the comparable periods of 2004. Second quarter 2003 income from discontinued operations benefited from a $210,000 pretax gain from the sale of credit card charged off accounts.

         Chairman James B. Miller, Jr. said, "The increase in core business loan volume during the first half of 2004 is beginning to significantly improve net interest income. These increases came in commercial and construction loans which are primarily tied to prime." He said earnings increases came primarily from increases in net interest income, improved earnings from indirect

Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2004
Page 2

lending, SBA and brokerage activities and declining operating expenses. Mr. Miller also noted that 42.4% of the year-to-date provision for loan losses was required because of loan growth and not due to credit losses. Mr. Miller reiterated his first quarter statement "We are growing earning assets while maintaining an appropriate risk profile and controlling expenses." Mr. Miller stated "at the beginning of the year we believed income from continuing operations would increase better than 50%. We now believe that net income and income from continuing operations will continue to increase each quarter for the balance of 2004. This significantly exceeds our original projections."

         As of June 30, 2004, total assets were $1.173 billion compared to $1.092 billion at December 31, 2003, an increase of 7.4%. In other comparisons to year-end December 31, 2003, total loans increased 12.0% to $933 million; deposits increased 12.2% to $996 million and shareholders' equity increased 2.4% to $73 million. Since December 31, 2003, commercial loan balances have grown 27.2%, real estate construction loan balances have grown 13.5% and real estate mortgage loans including commercial loans secured by real estate have grown 11.2%.

         Net interest income for the second quarter and first half of 2004 increased $345,000 and $588,000, or 4.2% and 3.6%, respectively, compared to the same periods in 2003. The increases in net interest income were attributable to interest-earning assets growth, as Fidelity experienced decreases in the net interest margin of 21 basis points and 19 basis points, respectively, compared to the three month and six month periods ended June 30, 2003. The net interest margin for the second quarter and for the first half of 2004 was 3.14% and 3.16%, respectively.

         Total interest income for the second quarter and first half of 2004 decreased $116,000 and $534,000, respectively, or .8% and 1.8%, respectively, compared to the same periods in 2003. The decreases in interest income were due to a 65 and 66, respectively, basis point decline in the yield on average interest-earning assets which decreases were partially offset by average interest-earning asset growth of $114 million and $98 million for the second quarter and the year-to-date ended June 30, 2004, compared to the same periods in 2003.

         Interest expense for the second quarter and first half of 2004 declined $461,000 and $1,122,000, or 7.4% and 8.9%, respectively, compared to the same periods in 2003. The declines in interest expense were primarily attributable to 52 basis point and 56 basis point declines in the cost of interest bearing liabilities for the second quarter and first six months of 2004, respectively, when compared to the same periods last year, partially offset by increases in the volume of interest-bearing liabilities.

         The second quarter and year-to-date 2004 provision for loan losses was $1.3 million and $2.5 million, respectively, compared to $.8 million and $1.8 million, respectively, for the same periods in 2003. Year-to-date net charge-offs in 2004 and 2003 were $1.4 million. The ratio of net charge-offs to average loans outstanding was .35% for the first half of 2004 compared to .37% for the first half of 2003. The higher provisions for loan losses in 2004 were primarily

Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2004
Page 3


attributable to loan growth as the provisions for loan losses for the second quarter and year-to-date 2004 exceeded net charge-offs by $751,000 and $1,060,000, respectively.

         Noninterest income was $3.7 million and $7.3 million, respectively, for the second quarter and first half of 2004, compared to $3.9 million and $7.6 million, respectively, for the same periods of 2003.

         Second quarter and year-to-date 2004 increases in income from indirect lending activities of $334,000 and $748,000, respectively, and increases in income from SBA lending activities of $105,000 and $420,000, respectively, were the primary items offsetting the declines of $304,000 and $607,000, respectively, in service fee income and declines of $281,000 and $881,000, respectively, in income from mortgage banking activities.

         The decline in mortgage banking activities income has been due to the significant reduction in mortgage loan production due to rising mortgage interest rates in late 2003 and in early 2004. The increased revenues from SBA lending activities are due to increased marketing efforts. The increase in revenues from indirect lending activities is due to increased loan production from an expanded sales staff and the related gains on sales of loans and increased servicing fee income. Indirect loan production for the first half of 2004 increased 26.7% or $49 million to $233 million when compared to the same period last year.

         Noninterest expense for the second quarter of 2004 declined $575,000 or 6.3% to $8.5 million when compared to the same quarter of 2003, as decreases in salaries and benefits, insurance and professional and other services expenses were partially offset by minor increases in certain other items. Year-to-date 2004 noninterest expense declined $1,680,000 or 8.9% to $17.1 million when compared to the first half of 2003 due primarily to the same items. Second quarter and year-to-date occupancy expense was negatively impacted by a $130,000 write-off of leasehold improvements due to a lease renegotiation. Brokerage related noninterest expense for the first quarter of 2003 included $465,000 of primarily professional and other operating expenses associated with switching from our own broker-dealer subsidiary to partnering with a third party for delivery of brokerage services, as well as a Securities and Exchange Commission settlement concluded in June of 2004 and settlements with brokerage customers. The $103,000 and $720,000 declines in professional and other services for the second quarter and year-to-date of 2004, respectively, compared to 2003 were primarily due to the resolution of legal and regulatory issues and decreases in consulting expenses. The year-to-date increase in insurance expense was due to higher costs for increased insurance coverages for policies covering the twelve months ended April 30, 2004. The cost of insurance will decline by approximately $600,000 for the twelve months beginning May 1, 2004, due to the decline in our risk profile resulting from the divestiture of certain lines of business in 2002 and the resolution of regulatory issues in 2003. Fidelity has experienced declining costs in most other expense categories.

         In December 2003, FASB amended Interpretation No. 46, "Consolidation of Variable Interest Entities, an Interpretation of ARB No. 51" to clarify that trust preferred securities such

Fidelity Southern Corporation
Second Quarter Earnings Release
July 19, 2004
Page 4


as those issued by Fidelity must be deconsolidated for financial reporting purposes no later than the end of the first reporting period ending after March 15, 2004. Fidelity has adopted FIN 46 (Revised) and consequently, the $35.5 million of trust preferred securities issued by Fidelity are no longer consolidated for financial reporting purposes. Thus, the equity investments in the subsidiaries created to issue the obligations, the obligations themselves and related dividend income and interest expense are reported on a deconsolidated basis, with the investments reported as investments held-to-maturity and dividends included as investment interest income. The obligations are reported as subordinated debt, with related interest expense reported as interest on subordinated debt. This change had no impact on net income or regulatory capital ratios. Financial statements for prior periods have not been restated to reflect the deconsolidation of the trust preferred issues.

         This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Fidelity's operations, markets and products. Without limiting the foregoing, the words "believes," "expects," "anticipates," "estimates," "projects" and "intends" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon assumptions Fidelity believes are reasonable and may relate to, among other things, the allowance for loan loss adequacy, changes in interest rates and litigation results. These forward-looking statements are subject to risks and uncertainties. Actual results could differ materially from those projected for many reasons, including without limitation, changing events and trends that have influenced Fidelity's assumptions. These trends and events include (i) changes in the interest rate environment which may reduce margins,
(ii) non-achievement of expected growth, (iii) less favorable than anticipated changes in the national and local business environment and securities markets,
(iv) adverse changes in the regulatory requirements affecting Fidelity, (v) greater competitive pressures among financial institutions in Fidelity's market, (iv) changes in fiscal, monetary, regulatory and tax policies, (vii) changes in political, legislative and economic conditions, (viii) inflation and
(ix) greater loan losses than historic levels. Investors are encouraged to read the related section in Fidelity Southern Corporation's 2003 Annual Report to Shareholders and the 2003 Annual Report on Form 10-K, including the "Risk Factors" set forth therein. Additional information and other factors that could affect future financial results are included in Fidelity's filings with the Securities and Exchange Commission.

         Fidelity Southern Corporation, through its operating subsidiary Fidelity Bank, provides a wide range of banking, mortgage and investment services through 19 branches in Atlanta, Georgia. Mortgage, construction and automobile loans are also provided through offices in Jacksonville, Florida. For additional information about Fidelity's products and services, please visit the company's web site at www.FidelitySouthern.com.

                         FIDELITY SOUTHERN CORPORATION
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)


                                                   FOR THE QUARTERS ENDED                  SIX MONTHS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)             JUNE 30,                              JUNE 30,
                                                 --------------------------            --------------------------
                                                  2004                2003              2004               2003
                                                 -------            -------            -------            -------

INTEREST INCOME
   LOANS, INCLUDING FEES                         $12,080            $12,785            $23,891            $25,495
   INVESTMENT SECURITIES                           2,179              1,583              4,476              3,327
   FEDERAL FUNDS SOLD                                 28                 36                 58                113
   DEPOSITS WITH OTHER BANKS                           4                  3                  8                 32
                                                 -------            -------            -------            -------
      TOTAL INTEREST INCOME                       14,291             14,407             28,433             28,967

INTEREST EXPENSE
  DEPOSITS                                         4,585              4,937              8,906             10,120
  SHORT-TERM BORROWINGS                               64                359                406                445
  TRUST PREFERRED SECURITIES                          --                576                 --              1,143
  SUBORDINATED DEBT                                  757                336              1,515                676
  OTHER LONG-TERM DEBT                               360                 19                720                285
                                                 -------            -------            -------            -------
      TOTAL INTEREST EXPENSE                       5,766              6,227             11,547             12,669
                                                 -------            -------            -------            -------

NET INTEREST INCOME                                8,525              8,180             16,886             16,298

PROVISION FOR LOAN LOSSES                          1,300                800              2,500              1,800
                                                 -------            -------            -------            -------

NET INTEREST INCOME AFTER
  PROVISION FOR LOAN LOSSES                        7,225              7,380             14,386             14,498

NONINTEREST INCOME
  SERVICE CHARGES ON DEPOSIT ACCOUNTS              1,163              1,338              2,246              2,597
  OTHER FEES AND CHARGES                             289                323                551                623
  MORTGAGE BANKING ACTIVITIES                        690                971                963              1,844
  BROKERAGE ACTIVITIES                               157                 93                364                211
  INDIRECT LENDING ACTIVITIES                      1,053                719              2,161              1,413
  SBA LENDING ACTIVITIES                             105                 --                455                 35
  SECURITIES GAINS, NET                               --                 --                130                331
  OTHER OPERATING INCOME                             215                417                423                590
                                                 -------            -------            -------            -------
    TOTAL NONINTEREST INCOME                       3,672              3,861              7,293              7,644

NONINTEREST EXPENSE
  SALARIES AND EMPLOYEE BENEFITS                   4,327              4,631              8,834              9,441
  FURNITURE AND EQUIPMENT                            754                683              1,468              1,365
  NET OCCUPANCY                                      982                949              1,862              1,934
  COMMUNICATION EXPENSES                             411                371                727                779
  PROFESSIONAL AND OTHER SERVICES                    535                638              1,108              1,828
  STATIONERY, PRINTING AND SUPPLIES                  180                352                338                505
  INSURANCE EXPENSES                                 192                252                516                414
  OTHER OPERATING EXPENSES                         1,139              1,219              2,276              2,543
                                                 -------            -------            -------            -------
    TOTAL NONINTEREST EXPENSE                      8,520              9,095             17,129             18,809
                                                 -------            -------            -------            -------

INCOME FROM CONTINUING OPERATIONS
    BEFORE INCOME TAX EXPENSE                      2,377              2,146              4,550              3,333
INCOME TAX EXPENSE                                   728                667              1,446                992
                                                 -------            -------            -------            -------
INCOME FROM CONTINUING OPERATIONS                  1,649              1,479              3,104              2,341

                                                  FOR THE QUARTERS ENDED                   SIX MONTHS ENDED
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)             JUNE 30,                             JUNE 30,
                                                 --------------------------            --------------------------
                                                   2004               2003               2004               2003
                                                 -------            -------            -------            -------

DISCONTINUED OPERATIONS:
INCOME FROM DISCONTINUED OPERATIONS
    (NET OF INCOME TAXES OF $-0-,
    $81, $-0- AND $37,  RESPECTIVELY)                  --                  173                   --                   78
                                                ---------            ---------            ---------            ---------

NET INCOME                                      $   1,649            $   1,652            $   3,104            $   2,419
                                                =========            =========            =========            =========

EARNINGS PER SHARE FROM
  CONTINUING OPERATIONS:
    BASIC EARNINGS PER SHARE                    $    0.19            $    0.16            $    0.35            $    0.26
                                                =========            =========            =========            =========
    DILUTED EARNINGS PER SHARE                  $    0.18            $    0.16            $    0.34            $    0.26
                                                =========            =========            =========            =========

EARNINGS PER SHARE:
    BASIC EARNINGS PER SHARE                    $    0.19            $    0.18            $    0.35            $    0.27
                                                =========            =========            =========            =========
    DILUTED EARNINGS PER SHARE                  $    0.18            $    0.18            $    0.34            $    0.27
                                                =========            =========            =========            =========

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING-BASIC                      8,980,216            8,863,154            8,932,328            8,860,955
                                                =========            =========            =========            =========

WEIGHTED AVERAGE COMMON
  SHARES OUTSTANDING-FULLY DILUTED              9,092,354            8,936,415            9,044,677            8,930,930
                                                =========            =========            =========            =========

                         FIDELITY SOUTHERN CORPORATION
                          CONSOLIDATED BALANCE SHEETS
                                  (UNAUDITED)


(DOLLARS IN THOUSANDS)                              JUNE 30,              DECEMBER 31,              JUNE 30,
                                                     2004                     2003                    2003
                                                  -----------             ------------            -----------

ASSETS

CASH AND DUE FROM BANKS                           $    21,628             $    21,450             $    27,162
FEDERAL FUNDS SOLD                                      6,695                  18,566                  19,513
INVESTMENTS AVAILABLE-FOR-SALE                        129,612                 145,280                 114,141
INVESTMENTS HELD-TO-MATURITY                           54,976                  45,749                   7,051
LOANS HELD-FOR-SALE                                    39,181                  37,291                  74,876
LOANS                                                 893,729                 795,738                 775,866
ALLOWANCE FOR LOAN LOSSES                             (10,980)                 (9,920)                 (9,803)
                                                  -----------             -----------             -----------
LOANS, NET                                            882,749                 785,818                 766,063
PREMISES AND EQUIPMENT, NET                            13,136                  13,916                  14,146
OTHER REAL ESTATE                                         216                     938                   1,594
ACCRUED INTEREST RECEIVABLE                             4,831                   4,897                   4,584
OTHER ASSETS                                           19,964                  18,014                  17,215
                                                  -----------             -----------             -----------

          TOTAL ASSETS                            $ 1,172,988             $ 1,091,919             $ 1,046,345
                                                  ===========             ===========             ===========

LIABILITIES

DEPOSITS:
    NONINTEREST BEARING DEMAND                    $   120,921             $   111,500             $   107,116
    INTEREST BEARING DEMAND/
       MONEY MARKET                                   257,315                 169,357                 164,054
    SAVINGS                                           114,113                 130,992                 115,359
    TIME DEPOSITS, $100,000 AND OVER                  193,310                 172,315                 152,549
    OTHER TIME DEPOSITS                               310,570                 303,815                 319,861
                                                  -----------             -----------             -----------
         TOTAL DEPOSIT LIABILITIES                    996,229                 887,979                 858,939

FED FUNDS PURCHASED/SECURITIES SOLD/
   OTHER SHORT-TERM BORROWINGS                         17,679                  23,396                  47,656
SHORT-TERM FHLB BORROWINGS                                100                  24,500                  24,000
TRUST PREFERRED SECURITIES                                 --                  35,500                  20,500
SUBORDINATED DEBT                                      36,598                      --                  15,000
OTHER LONG-TERM DEBT                                   45,000                  45,425                   1,508
ACCRUED INTEREST PAYABLE                                2,688                   2,786                   3,002
OTHER LIABILITIES                                       1,875                   1,207                   3,641
                                                  -----------             -----------             -----------
          TOTAL LIABILITIES                         1,100,169               1,020,793                 974,246

SHAREHOLDERS' EQUITY

COMMON STOCK                                           41,467                  40,516                  40,409
TREASURY STOCK                                            (69)                    (69)                    (69)
ACCUMULATED OTHER COMPREHENSIVE
     INCOME                                            (1,210)                    259                   1,863
RETAINED EARNINGS                                      32,631                  30,420                  29,896
                                                  -----------             -----------             -----------
          TOTAL SHAREHOLDERS' EQUITY                   72,819                  71,126                  72,099
                                                  -----------             -----------             -----------

          TOTAL LIABILITIES AND SHARE-
                   HOLDERS' EQUITY                $ 1,172,988             $ 1,091,919             $ 1,046,345
                                                  ===========             ===========             ===========

BOOK VALUE PER SHARE                              $      8.11             $      8.01             $      8.13
                                                  ===========             ===========             ===========
SHARES OF COMMON STOCK OUTSTANDING                  8,981,617               8,877,847               8,863,847
                                                  ===========             ===========             ===========

                         FIDELITY SOUTHERN CORPORATION
                   ANALYSIS OF THE ALLOWANCE FOR LOAN LOSSES
                           FROM CONTINUING OPERATIONS
                                  (UNAUDITED)


(DOLLARS IN THOUSANDS)                                  Six Months Ended                  Year Ended
                                                     ---------------------------         ------------
                                                     June 30,           June 30,         December 31,
                                                      2004                2003               2003
                                                     --------           --------         ------------

BALANCE AT BEGINNING OF PERIOD                       $ 9,920            $ 9,404            $ 9,404
CHARGE-OFFS:
   COMMERCIAL, FINANCIAL AND AGRICULTURAL                181                 93              1,398
   REAL ESTATE-CONSTRUCTION                               --                 --                 --
   REAL ESTATE-MORTGAGE                                    4                  7                232
   CONSUMER INSTALLMENT                                1,866              1,543              3,218
                                                     -------            -------            -------
      TOTAL CHARGE-OFFS                                2,051              1,643              4,848
RECOVERIES:
   COMMERCIAL, FINANCIAL AND AGRICULTURAL                280                 22                 82
   REAL ESTATE-CONSTRUCTION                               --                 --                 --
   REAL ESTATE-MORTGAGE                                   52                  3                  3
   CONSUMER INSTALLMENT                                  279                217                529
                                                     -------            -------            -------
      TOTAL RECOVERIES                                   611                242                614
                                                     -------            -------            -------
NET CHARGE-OFFS                                        1,440              1,401              4,234
PROVISION FOR LOAN LOSSES                              2,500              1,800              4,750
                                                     -------            -------            -------
BALANCE AT END OF PERIOD                             $10,980            $ 9,803            $ 9,920
                                                     =======            =======            =======

RATIO OF NET CHARGE-OFFS DURING PERIOD
   TO AVERAGE LOANS OUTSTANDING, NET                    0.35%              0.37%              0.54%
ALLOWANCE FOR LOAN LOSSES AS A PERCENTAGE
   OF LOANS                                             1.23%              1.26%              1.25%


                              NONPERFORMING ASSETS
                           FROM CONTINUING OPERATIONS
                                  (UNAUDITED)


(DOLLARS IN THOUSANDS)                                      June 30,           June 30,         December 31,
                                                              2004               2003               2003
                                                            --------           --------         ------------

NONACCRUAL LOANS                                             $2,038             $3,536             $2,244
REPOSSESSIONS                                                   533                736                918
OTHER REAL ESTATE                                               216              1,594                938
                                                             ------             ------             ------
    TOTAL NONPERFORMING ASSETS                               $2,787             $5,866             $4,100
                                                             ======             ======             ======

LOANS PAST DUE 90 DAYS OR MORE AND STILL ACCRUING            $  122             $    -             $  195

RATIO OF PAST DUE LOANS TO TOTAL LOANS                         0.01%                 -%              0.02%
RATIO OF NONPERFORMING ASSETS TO TOTAL LOANS
    AND REPOSSESSIONS                                          0.30%              0.69%              0.49%

                         FIDELITY SOUTHERN CORPORATION
                               LOANS, BY CATEGORY
                                  (UNAUDITED)


(DOLLARS IN THOUSANDS)
                                                                                                           Percent change
                                                                                                   -------------------------------
                                                                                                   June 30, 2004/
                                                        June 30,      December 31,      June 30,    December 31,    June 30, 2004/
                                                          2004            2003            2003         2003         June 30, 2003
                                                        --------      ------------      --------   --------------   --------------

TOTAL LOANS:
  COMMERCIAL, FINANCIAL AND AGRICULTURAL                $ 94,508        $ 72,504        $ 73,566        30.35%        28.47%
  TAX-EXEMPT COMMERCIAL                                    8,036           8,144           7,072        -1.33%        13.63%
                                                        --------        --------        --------
    TOTAL COMMERCIAL, FINANCIAL AND AGRICULTURAL         102,544          80,648          80,638        27.15%        27.17%
  REAL ESTATE-CONSTRUCTION                               136,450         120,179         112,950        13.54%        20.81%
  REAL ESTATE-MORTGAGE                                   202,163         181,762         177,071        11.22%        14.17%
  CONSUMER INSTALLMENT                                   452,572         413,149         405,207         9.54%        11.69%
                                                        --------        --------        --------
          LOANS                                          893,729         795,738         775,866        12.31%        15.19%
  LOANS HELD-FOR-SALE:
    ORIGINATED RESIDENTIAL MORTGAGE LOANS                  4,181           2,291          14,876        82.50%       -71.89%
    INDIRECT AUTO LOANS                                   35,000          35,000          60,000         0.00%       -41.67%
                                                        --------        --------        --------
    TOTAL LOANS HELD-FOR-SALE                             39,181          37,291          74,876         5.07%       -47.67%
                                                        --------        --------        --------
          TOTAL LOANS                                   $932,910        $833,029        $850,742
                                                        ========        ========        ========

                         FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                  (UNAUDITED)


                                                                   FOR THE QUARTER ENDED
                                         ------------------------------------------------------------------------------
                                                     JUNE 2004                                 JUNE 2003
                                         ---------------------------------       --------------------------------------
                                          Average      Income/      Yield/        Average         Income/        Yield/
(dollars in thousands)                    Balance      Expense       Rate         Balance         Expense         Rate
                                         --------      -------      ------       ---------        -------        ------

ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                                $  894,001     $11,987      5.39%       $   832,551       $12,707        6.12%
  Tax-exempt (1)                              8,031         143      7.16%             6,922           119        6.88%
                                         ----------------------                   ------------------------
     Total loans                            902,033      12,130      5.41%           839,473        12,826        6.13%

Investment securities
  Taxable                                   182,652       2,178      4.76%           131,516         1,583        4.92%
                                         ----------------------                   ------------------------
  Tax-exempt                                     --          --      0.00                 --            --        0.00
                                         ----------------------                   ------------------------
     Total investment securities            182,652       2,178      4.76%           131,516         1,583        4.92%

Interest-bearing deposits                     1,636           4      0.97%             1,281             4        1.18%
Federal funds sold                           12,175          28      0.91%            12,227            36        1.18%
                                         ----------------------                   ------------------------
     Total interest-earning assets        1,098,495      14,340      5.24%           984,497        14,449        5.90%

Cash and due from banks                      20,299                                   22,478
Allowance for loan losses                   (10,779)                                  (8,775)
Premises and equipment, net                  13,556                                   14,385
Other real estate owned                         548                                    1,749
Other assets                                 23,992                                   18,780
                                         ----------                               ----------
     Total assets                        $1,146,112                               $1,033,114
                                         ==========                               ==========


LIABILITIES AND SHAREHOLDERS'
  EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                          $  216,260     $   737      1.37%        $  158,415       $   496        1.25%
Savings deposits                            115,799         471      1.63%           116,482           531        1.83%
Time deposits                               527,954       3,377      2.57%           483,098         3,910        3.25%
                                         ----------------------                   ------------------------
     Total interest-bearing deposits        860,012       4,585      2.14%           757,995         4,937        2.61%

Federal funds purchased                         881           3      1.30%             2,478             9        1.51%
Securities sold under agreements to
  repurchase                                 14,192          37      1.04%            26,700            79        1.19%
Other short-term borrowings                   1,792          25      5.57%            22,308           266        4.79%
Subordinated debt                            36,598         749      8.23%            21,984           602       11.01%
Long-term debt                               45,154         368      3.28%            17,540           333        7.75%
                                         ----------------------                   ------------------------
     Total interest-bearing liabilities     958,629       5,766      2.42%           849,005         6,226        2.94%

NONINTEREST-BEARING:
Demand deposits                             109,568                                  104,519
Other liabilities                             5,187                                    8,219
Shareholders' equity                         72,727                                   71,371
                                         ----------                               ----------
  Total liabilities and
     shareholders' equity                $1,146,112                               $1,033,114
                                         ==========                               ==========

Net interest income / spread                            $ 8,574      2.82%                         $ 8,223        2.96%
                                                        =======                                    =======
Net interest margin                                                  3.14%                                        3.35%

(1) Interest income includes the effect of taxable-equivalent adjustment for June 2004 and June 2003 of $50,000 and $42,000 respectively.

                         FIDELITY SOUTHERN CORPORATION
                      AVERAGE BALANCE, INTEREST AND YIELDS
                                  (UNAUDITED)


                                                                        YEAR-TO-DATE
                                         ------------------------------------------------------------------------------
                                                     JUNE 2004                                 JUNE 2003
                                         ---------------------------------       --------------------------------------
                                          Average      Income/      Yield/        Average         Income/        Yield/
(dollars in thousands)                    Balance      Expense       Rate         Balance         Expense         Rate
                                         --------      -------      ------       ---------        -------        ------

ASSETS
INTEREST-EARNING ASSETS:
Loans, net of unearned income
  Taxable                                $  874,043    $23,704      5.45%        $  818,879       $25,378         6.25%
  Tax-exempt (1)                              8,061        287      7.16%             4,827           175         7.31%
                                         ---------------------                   ------------------------
     Total loans                            882,104     23,991      5.47%           823,706        25,553         6.25%

Investment securities
  Taxable                                   185,915      4,476      4.83%           135,041         3,327         5.04%
  Tax-exempt                                     --         --      0.00                 --            --         0.00
                                         ---------------------                   ------------------------
     Total investment securities            185,915      4,476      4.83%           135,041         3,327         5.04%

Interest-bearing deposits                     1,577          7      0.94%             5,619            33         1.18%
Federal funds sold                           12,622         58      0.92%            19,575           113         1.16%
                                         ---------------------                   ------------------------
     Total interest-earning assets        1,082,218     28,532      5.30%           983,941        29,026         5.96%

Cash and due from banks                      20,434                                  21,516
Allowance for loan losses                   (10,469)                                 (9,313)
Premises and equipment, net                  13,724                                  14,622
Other real estate owned                         670                                   2,210
Other assets                                 22,678                                  20,189
                                         ----------                              ----------
     Total assets                        $1,129,255                              $1,033,165
                                         ==========                              ==========


LIABILITIES AND SHAREHOLDERS'
  EQUITY
INTEREST-BEARING LIABILITIES:
Demand deposits                          $  197,059    $ 1,259      1.28%        $  156,233       $   987         1.27%
Savings deposits                            117,775        961      1.64%           112,755         1,023         1.83%
Time deposits                               517,905      6,686      2.60%           493,952         8,110         3.31%
                                         ---------------------                   ------------------------
     Total interest-bearing deposits        832,739      8,906      2.15%           762,940        10,120         2.67%

Federal funds purchased                       1,990         13      1.33%             2,014            15         1.52%
Securities sold under agreements to
  repurchase                                 16,338         87      1.08%            22,306           126         1.14%
Other short-term borrowings                  12,992        306      4.73%            12,210           300         4.95%
Subordinated debt                            36,598      1,499      8.24%            21,561         1,195        11.20%
Long-term debt                               45,225        736      3.27%            27,651           912         6.77%
                                         ---------------------                   ------------------------
     Total interest-bearing liabilities     945,882     11,547      2.45%           848,682        12,668         3.01%

NONINTEREST-BEARING:
Demand deposits                             105,949                                 105,797
Other liabilities                             5,179                                   7,459
Shareholders' equity                         72,245                                  71,227
                                         ----------                              ----------
  Total liabilities and
     shareholders' equity                $1,129,255                              $1,033,165
                                         ==========                              ==========

Net interest income / spread                           $16,985      2.85%                         $16,358         2.95%
                                                       =======                                    =======
Net interest margin                                                 3.16%                                         3.35%

(1) Interest income includes the effect of taxable-equivalent adjustment for 2004 and 2003 of $100,000 and $61,000 respectively.